                                                                  Exhibit 10.137

                                TRIBAL AGREEMENT
                      (LAKES IOWA CONSULTING - NEW PROJECT)

     THIS TRIBAL AGREEMENT (hereinafter referred to as the "Agreement") is made as of January 27, 2005 ("Effective Date") by and among the Iowa Tribe of Oklahoma ("Iowa Tribe"), a federally recognized Indian tribe, and Lakes Iowa Consulting, LLC, a Minnesota limited liability company ("Lakes Consulting").

                                    RECITALS

     A. The Iowa Tribe is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. The Iowa Tribe, pursuant to Section 3 of the Oklahoma Indian Welfare Act of June 26, 1936 (49 Stat. 1967), was issued a corporate charter for Iowa Corp on January 4, 1938 by the Secretary of the Interior and said corporate charter was ratified by the Iowa Tribe on February 5, 1938. Iowa Corp is vested with sovereign immunity, and is the entity that controls and manages the economic affairs of the Iowa Tribe, including tribal gaming operations.

     B. Lakes Consulting has entered into a Consulting Agreement with Iowa Corp and the Iowa Tribe dated January 27, 2005 (as amended from time to time, the "Consulting Contract"), pursuant to which Lakes Consulting is to provide certain financing, development and consulting services to Iowa Corp with respect to certain "Project Facilities" concerning a new project with specified gaming operations and related amenities to be developed in Iowa Indian Country, now or hereafter owned by Iowa Corp on behalf of the Iowa Tribe as described with specificity therein.

     C. Pursuant to the terms of the Consulting Contract, the Iowa Tribe is required to execute and deliver this Agreement to induce Lakes Consulting to enter into the Consulting Contract together with certain additional documents and agreements referred to therein or related thereto.

     D. The Iowa Tribe and Lakes Consulting intend that this Agreement shall be operative and binding upon the date of execution by the parties (the "Effective Date").

     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Iowa Tribe and Lakes Consulting agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     Except as otherwise defined below or in the recitals to this Agreement, terms used in this Agreement shall have the meanings set forth in the Consulting Contract and/or the other documents and agreements executed by Iowa with respect thereto:

     "Claim" means any dispute, claim, question, or disagreement between either the Iowa Tribe and any of Lakes Consulting or any of its Affiliates that is directly or indirectly related to this Agreement, any of the other Transaction Documents, a Gaming Project or any Project Facilities, whether arising under law or in equity, whether arising as a matter of contract or a tort, and whether arising during or after the expiration of this Agreement or any of the other Transaction Documents.

     "Gaming Project" shall have the meaning set forth in Section 2.1(n) hereof.

     "Iowa Entities" means individually and collectively, each of Iowa Corp and the Iowa Tribe.

     "Transaction Documents" means individually and collectively, this Agreement and each of the Consulting Contract, the Iowa Corp Notes, the security agreements, dominion account agreements, mortgages, resolutions of limited waiver and each other document or instrument now or hereafter executed by any of Iowa, Iowa Corp and/or the Iowa Tribe in favor of Lakes Consulting or its respective Affiliates and related thereto or hereto or any Gaming Projects

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     Section 2.1 Representations and Warranties. The Iowa Tribe represents and warrants to Lakes Consulting that:

     (a) Organization. The Iowa Tribe is a federally recognized Indian tribe eligible to conduct gaming within the meaning of IGRA.

     (b) Authority and Power. Each of Iowa Corp and Iowa Tribe has taken all action required by tribal or other law without the necessity of further action as is necessary to authorize the applicable Iowa Entity to execute, deliver and perform each of the Transaction Documents that such Iowa Entity is party to. Each Iowa Entity that is a party to any of the Transaction Documents has all requisite power and authority to enter into the Transaction Documents to the extent a party thereto and to perform its respective obligations thereunder, and to consummate all other transactions contemplated thereby.

     (c) Binding Obligations. Each Transaction Documents (i) has been duly executed and delivered by each Iowa Entity to the extent it is a party thereto, and (ii) constitutes the legal, valid, binding, perfected and enforceable obligation of each Iowa Entity to the extent it is a party thereto, enforceable in accordance with its respective terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming the foregoing agreements are binding against the other parties thereto.

     (d) Gaming Facility Site. The Gaming Facility Site for the Project constitutes "Indian lands" upon which the Iowa Tribe may legally conduct gaming under IGRA.

     (e) Gaming Permitted. The Iowa Tribe is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements,

     (f) Gaming Rights. Once signed by the Iowa Tribe and the State and approved and published by the United States Secretary of the Interior, the Compact will be in effect and will be a valid and binding obligation of the Iowa Tribe. Iowa Corp will then have the right to engage in Class III Gaming at the Gaming Facility to be operated by the Iowa Corp under the Transaction Documents to the extent set forth in the Compact.

     (g) Gaming Licenses. All licenses, permits, approvals or other authority required from the Gaming Commission to permit Lakes Consulting to enter into any of the Transaction Documents to which it is a party and perform its respective obligations thereunder have been granted.

     (h) No Material Negative Obligations. There are no outstanding obligations owing by any of Iowa Corp or the Iowa Tribe or affecting the Gaming Facility Site or affecting the Project or the Project Facilities, whether arising from contracts, instruments, orders, judgments, decrees or otherwise, that are likely to materially and adversely affect the Project or the obligations or rights of Lakes Consulting under any of the Transaction Documents to which it is a party.

     (i) No Violation or Conflict. The execution, delivery and performance by the applicable Iowa Entity of each Transaction Documents that such Iowa Entity is party to does not violate any Legal Requirements nor conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of any Iowa Entity, including without limitation the Project, or result in the acceleration of any obligation of any Iowa Entity under the terms of any agreement or document binding upon such party, other than a conflict, breach, default or imposition as shall not materially adversely affect the Project or the obligations or rights of Lakes Consulting under any of the Transaction Documents to which it is a party.

     (j) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of any Iowa Entity, threatened, against any Iowa Entity or their respective Affiliates, or any of the assets or properties of any of such entities, that could have a material adverse effect on the Project, its Project Facilities, any Iowa Entity's ability to enter into or perform any of the Transaction Documents to the extent it is a party thereto.

     (k) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by the Iowa Tribe is required to execute, deliver and perform its obligations hereunder.

     (l) Full Disclosure. No representation or warranty of any Iowa Entity in this Agreement or the other Transaction Documents and no report or statement delivered to any of Lakes Consulting or its respective Affiliates by or on behalf of any Iowa Entity, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading. Each Iowa Entity has fully disclosed to Lakes Consulting the existence and terms of all material agreements and Legal Requirements, written or oral, relating to the Project.

     (m) No Tribal Tax. Neither the Project, Project Facilities nor the transaction(s) between the parties contemplated by the Transaction Document are now, or at any time during the term of this Agreement will be, subject to any tribal tax of any sort other than (i) reasonable pass-through taxes on Project Facilities patrons which are consistent with gaming resort industry practices, and (ii) the fees and assessments described in clause (c) of the definition of "Costs of Operations" contained in the Consulting Contract.

     (n) Gaming Project Ownership. Except as otherwise expressly excluded under the Transaction Documents, all gaming projects and gaming and non-gaming assets and facilities related or ancillary thereto (each collectively referred to herein as a "Gaming Project") of the Iowa Tribe are/will be owned and operated by Iowa Corp, or if any Gaming Project is owned by another subsidiary of the Iowa Tribe, then such subsidiary has with respect to Lakes Consulting, entered into a consulting agreement and related documents with Lakes Consulting and/or its Affiliates on the same terms and conditions as are set forth in the Consulting Contract and the other Transaction Documents unless otherwise agreed to in writing by Lakes or its Affiliate, and otherwise satisfied the required conditions each as set forth in
          Section 3.1(f) hereof.

                                    ARTICLE 3
                                    COVENANTS

     Section 3.1 Covenants. The Iowa Tribe covenants and agrees as follows:

     (a) Additional Documents. It shall or shall cause Iowa Corp to execute any additional instruments as may be reasonably required by Lakes Consulting to carry out the intent of any of the Transaction Documents or to perfect or give further assurance of any of the rights granted or provided for under such Transaction Documents.

     (b) Non-Impairment. It shall not and shall not permit Iowa Corp or any of its other governmental instrumentalities or subsidiaries to enact any law, ordinance, rule or regulation impairing the rights or obligations of any Iowa Entity or any of Lakes Consulting or its respective Affiliates under any of the Transaction Documents.

     (c) Records. It shall or shall cause Iowa Corp to maintain or cause to be maintained full and accurate accounts and records for any particular Gaming Project and its Project Facilities according to GAAP.

     (d) No Liens. Except as otherwise expressly permitted by the Transaction Documents, it shall not and shall not permit Iowa Corp or any of its other governmental instrumentalities or subsidiaries to cause or voluntarily permit any lien or encumbrance to be created on the Project Facilities for any Gaming Project, any Gaming Project's Gaming Facility Site or any proceeds of any Gaming Project Permanent Financing.

     (e) No Tax. It shall not and shall not permit Iowa Corp or any of its other governmental instrumentalities or subsidiaries to impose any tax, fee or assessment on any of Lakes Consulting, its respective Affiliates, any Contractor, any Gaming Project and its Project Facilities, and/or any of the Transaction Documents other than the fees and assessments described in clause (c) of the definition of "Costs of Operations" contained in the Consulting Contract.

     (f) Gaming Project Ownership. Except as otherwise expressly excluded under the Transaction Documents, all Gaming Projects shall be owned and operated by Iowa Corp; provided that a Gaming Project may be owned and operated by another subsidiary of the Iowa Tribe so long as prior to acquiring such ownership, (i) such subsidiary shall have entered into a consulting agreement and related documents with Lakes Consulting and/or its Affiliates on the same terms and conditions as are set forth in the Consulting Agreement and the Transaction Documents related thereto; (ii) Lakes Consulting shall have received the following, each in form and substance reasonably acceptable to it:
          (aa) certified copies of the organizational documents of the new subsidiary, together with reasonable evidence that such subsidiary is wholly owned by the Iowa Tribe, (bb) new Resolutions of Limited Waiver with respect to all of such documents and agreements from each of the new subsidiary and the Iowa Tribe containing substantially the same resolutions and terms as set forth in the Resolutions of Limited Waiver received by Lakes Consulting in connection with the execution of the original Transaction Documents,
          (bb) legal opinions from counsel to each of the new subsidiary and the Iowa Tribe with respect to the such new documents and agreements containing substantially the same opinions as provided to Lakes Consulting in connection with the execution of the original Transaction Documents, and (cc) the Iowa Tribe shall have executed and delivered an amendment to this Agreement incorporating all such new documents and agreements as additional "Transaction Documents" hereunder and such projects and related assets shall be subject to the same terms and restrictions set forth herein; and (iii) at the time of satisfaction of the foregoing conditions, no "Event of Default" by any Iowa Entity under the Transaction Documents has occurred and is continuing.

                                    ARTICLE 4
                                EVENTS OF DEFAULT

     Section 4.1 Events of Default. Each of the following shall constitute a "Event of Default" under this Agreement:

     (a) A Material Breach by the Iowa Tribe exists. As used in this paragraph, the term "Material Breach" shall mean any of the following circumstances (i) material failure of the Iowa Tribe to perform a material obligation hereunder or any other Transaction Document to which it is a party, or (ii) any representation or warranty made pursuant to Section 2.1 hereof proves to be knowingly false or erroneous in any material way when made or at any time shall fail to be true and correct in all material respects.

     (b) The Iowa Tribe violates any of the covenants in Section 3.1 of this Agreement, and after sixty (60) days have passed following a request by Lakes Consulting to such Iowa Entity to cure the violation, during which the violation has not been cured.

     (c) The Iowa Tribe has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of such entities property; or (iii) suffered an assignment for the benefit of creditors.

     (d) The Iowa Tribe is no longer an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     Section 4.2 Cure of Event Default. Upon the occurrence of an Event of Default, Lakes may provide written notice to the Iowa Tribe of such default and, if it is possible for such party to cure the Event of Default, it shall have thirty (30) days following receipt of notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as the Iowa Tribe shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. Upon the occurrence of any of the events described in Section 4.1 and during any applicable cure period, Lakes Consulting may suspend its performance under the Transaction Documents. The discontinuance or correction of an Event of Default shall constitute a cure thereof. If the Iowa Tribe fails to cure the Event of Default within the 30-day period, Lakes Consulting may take any one or more of the following actions: (a) suspend all performance of Lakes Consulting under the Transaction Documents; (b) declare all obligations of any Iowa Entity under the Transaction Documents to be immediately due and owing, (c) terminate the Consulting Contract; and/or or (d) pursue any other remedy available at law, in equity or by agreement, subject to the provisions of Article 5 hereof.

                                    ARTICLE 5
       DISPUTE RESOLUTION; WAIVERS OF SOVEREIGN IMMUNITY AND TRIBAL COURT
                          JURISDICTION; GOVERNING LAW

     Section 5.1 Dispute Resolution. The parties agree that any Claim shall be governed by the following dispute resolution procedures:

     (a) The parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of ten (10) days, then, upon notice by either party to the other, all Claims shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held at Oklahoma City, Oklahoma.

     (b) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten
          (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten
          (10) days of their
          appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

     (c) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this Article 5 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (d) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (e) Judgment on any arbitration award may be entered in any court having jurisdiction over the parties. The arbitrators shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (f) The Iowa Tribe hereby expressly waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims; and such parties further hereby consents to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, (ii) to empowering the arbitrators to take the actions and enforce the judicial remedies described in the Iowa Tribe Resolution of Limited Waiver of Sovereign Immunity, Resolution I-05-10, dated January 27, 2005 issued in connection with the execution of the Transaction Documents (the "Resolution of Limited Waiver"), and (iii) judicial proceedings in or before the United States District Court for the Northern District of Oklahoma, or if that court determines it is without jurisdiction, then to the courts of the State of Oklahoma and all courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

     (g) To the extent lawful in connection with any such Claims, the Iowa Tribe expressly waives the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that Claims be heard first in tribal court or other tribal forum of the Iowa Tribe. The waiver set forth herein only extend to claims or proceedings brought by Lakes Consulting and its Affiliates and any award of damages against the Iowa Tribe or its Affiliates shall be payable solely out of the Collateral (as defined in the Resolution of Limited Waiver) whether now or hereafter owned by Iowa Corp, any other Iowa Entity or their Affiliates.

     (h) The Iowa Tribe, on behalf of itself and each of its Affiliates, agrees that any arbitration proceeding hereunder may be consolidated with any other arbitration proceeding that any of Lakes Consulting or its respective Affiliates may bring against Iowa Corp or any other Affiliates of the Iowa Entities.

     Section 5.2 Governing Law. This Agreement is governed by the laws of the State, except that the State's conflict of laws provisions shall not apply.

                                    ARTICLE 6
                                  MISCELLANEOUS

     Section 6.1 Assignment. The rights and obligations under this Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party; provided, however, Lakes Consulting may assign this Agreement to a wholly owned subsidiary without the consent of the Iowa Tribe; provided further that Lakes Consulting, as applicable, shall remain obligated for the performance of its subsidiary hereunder. Other than as expressly provided in this Section 6.1, any attempted assignment or subcontracting without prior written consent shall be void. Subject to the preceding requirements, this Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     Section 6.2 Notices. Any notice, consent or any other communication permitted or required by this Agreement: (a) must be in writing; (b) shall be effective three (3) days after the date sent; (c) must be delivered by personal service, via fax with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested; and
(d) until written notice of a new address or addresses is given, must be addressed as follows:

     If to Iowa Tribe:   Iowa Tribe of Oklahoma
                         A federally recognized Indian tribe
                         RR 1, P.O. Box 721
                         Perkins, OK 74059
                         Attn: Chairman

     With a Copy to:     David McCullough
                         Doerner, Saunders, Daniel & Anderson, L.L.P.
                         211 N. Robinson Ave. Suite 501
                         Oklahoma City, OK 73102-7112
                         (copy to counsel does not constitute notice to a party)

     If to Lakes:        Lakes Iowa Consulting, LLC
                         130 Cheshire Lane
                         Minnetonka, MN 55305
                         Attn: Timothy J. Cope

     With a Copy to:     Kevin C. Quigley, Esq.
                         Hamilton Quigley Twait & Foley PLC
                         W1450 First National bank Building
                         332 Minnesota Street
                         St. Paul, MN 55101-1314

          and            Brian J. Klein, Esq.
                         Maslon, Edelman, Borman & Brand, LLP
                         3300 Wells Fargo Center
                         90 South Seventh Street
                         Minneapolis, MN 55402-4140
                         (copy to counsel does not constitute notice to a party)

     Copies of any notices shall be given to the Gaming Commission at its last known address.

     Section 6.3 Amendments. This Agreement may be amended only by written instrument duly executed by all of the parties and with any and all necessary regulatory approvals, if any, required by Legal Requirements.

     Section 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 6.5 Preparation of Agreement. This Agreement has been carefully prepared and reviewed by counsel for each party hereto and may not be construed more strongly for or against any party.

     Section 6.6 Compliance with Legal Requirements. All parties shall at all times comply with all Legal Requirements.

     Section 6.7 Further Assurances. The parties agree to do all acts and to deliver all necessary documents as from time to time are reasonably required to carry out the terms and provisions of this Agreement, including the filing of financing statements and related security instruments described herein.

     Section 6.8 Cooperation; Approvals. Each of the parties agrees to cooperate in good faith with the other to timely implement the purposes of this Agreement. Any consents or approvals required to be given in connection with this Agreement shall not be unreasonably withheld or delayed by the parties or their Affiliates.

     Section 6.9 Confidentiality. Except as required by Legal Requirements, including but not limited to, reporting requirements imposed on publicly traded companies, each of the parties agrees that all non-public information exchanged between the parties with respect to any particular Project shall be kept confidential by each party and only disclosed to that party's legal counsel, financial advisors or as reasonably required to be disclosed in connection with the Project, including in connection with obtaining the Project Permanent Financing.

                            [Signature Page Follows]

     The parties have executed this Tribal Agreement as of the date stated in the introductory clause.

                                        IOWA TRIBE OF OKLAHOMA
                                        A FEDERALLY RECOGNIZED TRIBE


                                        By /s/ Phoebe O'Dell
                                           -------------------------------------
                                        Its: Chairperson
                                             -----------------------------------


                                        By /s/ Eugene Big Soldier Jr
                                           -------------------------------------
                                        Its: Secretary
                                             -----------------------------------


                                        LAKES IOWA CONSULTING, LLC


                                        By /s/ Timothy Cope
                                           -------------------------------------
                                           Timothy J. Cope

                                        Its: President and Chief Financial
                                             Officer

             [Signature Page to Iowa Tribal Agreement - Consulting]